ASSET, PURCHASE AND SALES AGREEMENT

         This  Agreement  made this 1st day of September,  1998,  between GEORGE
CHOPEK t/a GB CONSULTING, whose address is 129 N. High Street, Millville, NJ 08332 (the "Seller"), and EDUMEDIA, INC., whose address is 110 Roosevelt Blvd., Suite 101, Marmora, NJ 08223 (the "Purchaser").

         1. Sale of Assets. The Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller, free from all liabilities and encumbrances, the following described property: The assets owned and operated by the Seller at the store premises known as GB Consulting, including customer lists, good will and Seller's contract with the State of New Jersey. This contract does not include any accounts receivable.

         2. Purchase Price and Allocation. The purchase price for all of the business and property referred to in paragraph 1 shall be as indicated below. Purchase price shall be adjusted, as of the date of closing, for prorations of insurance premiums, utilities, rent and payroll and payroll taxes. The net amount of the foregoing adjustments shall be added to or subtracted from the purchase price, as the case may be. The purchase price shall be allocated as follows:

                  Covenant not to compete            $ 15,000
                  Goodwill                           $ 20,000

         3. Payment of Purchase Price. Purchaser will pay the purchase price as follows: Purchaser shall immediately make a deposit of $5,000 as a deposit towards the purchase of the above described business. Beginning 30 days following settlement, the purchaser shall pay to seller $5,000 per month until a total of $35,000 has been paid. All deposit monies will be held in trust by Callaghan, Thompson & Thompson until the time and place of final settlement in a non-interest bearing account.

         4. Place of Property. The Seller represents that all of the items of property listed in the attached schedule of property are located at the store premises referred to in paragraph 1. The Seller will not remove any such property from such location without the written consent of the Purchaser, except as may be required in the ordinary course of trade or business up to the date of closing.

         5. List of Creditors, Schedule of Assets. The Seller shall immediately furnish to the Purchaser, in accordance with the requirements of the Uniform Commercial Code, a list of the existing creditors, signed and sworn to by the Seller, and containing the names and business addresses of all existing creditors of the Seller, with the amounts due to each creditor, and also the names of all persons who are known to the Seller to assert claims against them even though such claims are disputed. The Seller and Purchaser have prepared a schedule of property to be transferred, sufficient to identify such property, in accordance with the requirements of the Uniform Commercial Code. If any conflict exist between the schedule of property and the terms of this Agreement, the terms of this Agreement shall prevail, and the schedule of property shall be amended accordingly.

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         6. Business  Name.   The Seller  represents  that within the past three
years they have used no other business name and have had no business address other than the name and address set forth in paragraph 1. At closing, Seller shall execute and deliver to Purchaser an assignment of this name. In the event that these or any other similar names have been registered as alternate names with the New Jersey Secretary of State or as trade names with the office of the Atlantic County Clerk or any other county clerk, then Seller shall execute any assignments reasonably requested by Purchaser in order to transfer the use of those names to Purchaser. The Purchaser shall, to the exclusion of Seller, be entitled to the use of the name "GB Consulting" on and after the closing date.

         7. Notice to Creditors. The Seller understands that, in accordance with the provisions of the Uniform Commercial Code, the Purchaser intends to deliver or send appropriate notice to all of the persons shown on the list of creditors furnished by the Seller and to other persons, is any, who are known to the Purchaser to hold or assert claims against the Seller. The Seller will cooperate with the Purchaser in all matters relating to such notice and will furnish any additional information that may be required by the Purchaser to satisfy the statutory provisions in this regard. Such additional information shall include, but not be limited to, the names and business addresses of persons who become creditors of the Seller before the closing of this Agreement, together with all account numbers, as well as persons who assert claims against the Seller even though disputed. The Seller's Federal Tax ID number is 22-3150388. Seller has been in business since 1990.

         8. Covenant not to Compete. If this transaction closes at the time specified, or any adjourned date, the Seller will refrain, directly or indirectly from carrying on a business similar to that involved in this transaction in the following Counties: Atlantic, Burlington, Camden, Cumberland, Gloucester and Salem, for a period of five years from the date of closing. This provision also applies individually to George Chopek.

         Purchaser and Seller acknowledge and agree that a violation of this covenant against competition by Seller may not be completely compensable in money damages. Therefore, Seller agrees that, in addition to any other remedies available at law or in equity, Purchaser shall be entitled to injunctive relief ( including temporary restraints ), from a court of equity, enjoining Seller form engaging in the type of business referred to above, in violation of this covenant against competition.

         In the event that Seller shall violate this covenant against competition, then in addition to any remedies available at law or in equity, Purchaser shall be entitled to payment from Seller of all Purchaser's reasonable attorney fees and cost incurred and/or paid in enforcing this provision. The contents of this article specifically shall survive closing.

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         9.  Closing.  The closing date shall occur as soon as possible upon the execution of this Agreement. Closing shall occur at a title company of Purchaser's choosing, or Purchaser's attorney office, or in a location required by Purchaser's lender, or such other place and in such other manner as may mutually be agreed upon between Purchaser and Seller.

         At the time of the closing, the Seller shall execute and deliver to the Purchaser such Bills of Sale and other instruments as may be necessary to transfer to the Purchaser the business and property referred to in paragraph 1, and shall deliver possession thereof to the Purchaser, together with the keys to the store premises. All such Bills of Sale and other instruments will contain the usual warranties and Affidavit of Title and will effectively transfer to the Purchaser full title to the business and property referred to in paragraph 1 free and clear of all liens, security interest, and encumbrances.

         10. Tax Claims. At the closing specified in this Agreement, Seller shall deliver to Purchaser documents, Affidavits, or other evidence, satisfactory to Purchaser's attorney, demonstrating that no taxes are outstanding against the business or assets, other than those for which adjustment in the purchase price are made. For this purpose, taxes shall not include the Seller's personal income tax, but shall include any and all business related taxes, including, but not limited to, sales tax, state and federal employee income tax withholding, federal social security tax withholding, employment taxes and business or license fees.

         11. Representations   by  Seller.   The  Seller  makes  the   following
representations and warranties to the Purchaser, all of which shall survive closing:

               A. The Seller is the owner of and has good and marketable title to the business and property referred to in paragraph 1, free of all debts, liens, security interest and encumbrances.

               B. Seller has entered into no contract relating to the business and property referred to in paragraph 1, except as shown on the attached schedule of property.

               C. There  are no  judgements,   liens,  actions,  or  proceedings
pending or threatened against Seller anywhere.

               D. There are no violations of any kind pending or threatened against the business and property referred in paragraph 1.

               E. Seller has to their knowledge complied with all laws, rules and regulations relating to the business and property referred to in paragraph 1.

               F. Seller has paid in full,  or will  arrange for  the payment in full at the date of closing, all state and federal employee income tax withholding, federal social security tax withholding, employment taxes, unemployment insurance, sales and use taxes, business and license fees, and any other business related taxes or governmental charges.

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

               G. The lease of the store premises referred to in paragraph 1 and made available to the Purchaser for examination has not been modified in any respect, and will be in full force and effect, and without any default by the Seller at the time of closing.

               H. Seller has not established or participated in any pension or retirement plan or program for the benefit of any present or former employees of the business to be transferred to the Purchaser.

               I. Seller is not insolvent, and will not be rendered insolvent by the transfer contemplated by this Agreement. Seller is able to meet the business obligations as they become due.

               J. Seller represents that the attachments hereto listed under Exhibit "D" have been prepared and provided by the Seller to the Purchaser and that these documents accurately and truly represent the income and assets of GB Consulting as of June 30, 1998.

         12. Conduct of Business. The Seller will conduct the business referred to in paragraph 1 up to the date of the physical inventory provided in paragraph 3, in the normal and regular manner, and will not enter into any contract except as may be required in the regular course of business.

         13. Risk of Loss. The Seller assumes all risk of loss due to fire or other casualty up to the time of closing. In the event any such loss occurs prior to the date of closing, or in the event the business of the Seller is closed or interrupted by reason of any event not in the ordinary course of business, the Purchaser shall have the right to terminate this Agreement, on written notice to the Seller, and upon such termination, there shall be no further liability on the part of the Seller or the Purchaser hereunder.

         14. Business Contracts and Lease. Purchaser assumes no responsibility for any business contract made by the Seller not listed in the attached schedule of property. As to those contracts listed in such schedule and the lease for the store premises, the Purchaser will assume all responsibility for obligations and amounts accruing thereunder after the date of closing, and will indemnify and hold the Seller harmless from any and all liability under such contracts and the lease, provided that the Seller is not in default under any such contracts or the lease at the date of closing. Purchaser specifically does not accept any responsibility for any warranty requirements for any software provided, or sold by Seller.

         15. Consent to Assignments. This Agreement is contingent upon the consent of the landlord under the lease to the assignment of that lease to the Purchaser to the extent required by the terms of the lease. To the extent that consent is required to the assignment or assumption of any business contract, this Agreement is contingent upon the Purchaser obtaining such consent. Any such consent shall be in writing and delivered at or before the closing by the Seller to the Purchaser.

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         16. Broker.   The Seller and the Purchaser  each represent to the other
that no broker was involved in this transaction.

         17. Transition Employment. For at least 30 days following the settlement for the purchase of the above-noted business, Andy Chopek and Charles Chopek shall act as contact people with the existing business clients of GB Consulting and turn over all new leads from GB Consulting to the sales manager of Edumedia for follw-up procurement. Andy Chopek will continue to provide administrative compliance requirements until a newly appointed service coordinator is up and running within 30 days of settlement. Payment for these services is as follows:

         18. Notices. Notices under this Agreement shall be in writing and shall be hand delivered, transmitted by facsimile with adequate proof of service, or sent by certified mail, return receipt requested, to the parties at their respective addresses and to their counsel, as follows:

                  Seller's Counsel:         James R. Swift

                  Purchaser's Counsel:      Edward M. Thomson, Esq.
                                            Callaghan, Thompson & Thompson
                                            2428 Atlantic Avenue.
                                            Atlantic City, NJ 08401
                                            Fax No. (609) 345-5989

         19. Entire Agreement. This is the entire Agreement between the parties. No other promises have been made.

         20. Contingency. The Purchaser's requirements under this agreement is subject to the Seller providing the tax returns for GB Consulting for the years 1995, 1996. These forms will be provided within ten days to review them. If the Purchaser determines that the documents are not satisfactory to warrant the purchase of this business, the Purchaser shall notify the Seller of the cancellation of this Agreement.


Dated:                        By: /s/ GEORGE CHOPEK
                              ---------------------
                                      GEORGE CHOPEK, Seller

Dated:                        By: /s/ ANDY CHOPEK
                              -------------------
                                      ANDY CHOPEK
                                      (as to paragraphs 12 and 18)

Dated:                        EDUMEDIA,
                              By:----------------
                                 Purchaser

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                              CONSULTING AGREEMENT

         WHEREAS, GEORGE CHOPEK has sold the assets of his business known as GB CONSULTING to EDUMEDIA, INC., and

         WHEREAS, EDUMEDIA, INC. desires to retain the services of GEORGE CHOPEK for the purpose of continuing with the client base of GB CONSULTING, and

         WHEREAS, EDUMEDIA, INC. desires to compensate GEORGE CHOPEK for the service to be provided;

         IT IS ON THIS day of September, 1998, hereby agreed by and between the parties, that GEORGE CHOPEK shall receive 2% of all sales that are generated through the office of GB CONSULTING located at 129 N. High Street, Millville, NJ, or through the customer base provided as a result of the sale of certain assets to EDUMEDIA, INC. from GEORGE CHOPEK t/a GB CONSULTING. This Consulting Contract shall have a cap of TWO HUNDRED THOUSAND ($200,000) DOLLARS for all payments to be made to GEORGE CHOPEK.

         GEORGE CHOPEK agrees and understands that should any claim be made against EDUMEDIA, INC. for any debt that may have been owed by GEORGE CHOPEK, individually or trading as GB CONSULTING for that business, that EDUMEDIA, INC. may deduct from any and all monies owed to GEORGE CHOPEK, the amount of the claim being made. No payment may be deducted unless EDUMEDIA, INC> has provided to GEORGE CHOPEK at least 14 days notice of their intention to make payment on the claim from the monies that are due. Should GEORGE CHOPEK fail to satisfy the creditor with either the monies that are due. Should GEORGE CHOPEK fail to satisfy the creditor with either payment or verification that the payment is not due, EDUMEDIA, INC. is authorized, should they desire, to make the payment directly and to deduct those amounts from any monies that may be due either through the sale of assets, or this Consulting Agreement.

         This Agreement may be terminated upon any material breach of this Agreement by either party, or breach of the Asset, Purchase and Sales Agreement entered into between the parties.


                                            By: /s/ GEORGE CHOPEK
                                            ---------------------
                                                    GEORGE CHOPEK, individually
                                                    And trading as GB Consulting


Dated: September 1, 1998                    ------------------------------------
                                            Edumedia, Inc.

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